UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2007

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2007, we and certain of our affiliates entered into the interim agreements and instruments attached as exhibits to this filing, and incorporated into this Item 1.01 by reference, with or in favor of Arco Capital Corporation Ltd., the party with whom we recently entered into a letter of intent outlining transactions intended to address our liquidity issues that arose due to unanticipated disruptions in mortgage credit markets. Under those agreements and instruments, we received a loan of approximately $18.25 million having a maturity of one month and an annual interest rate equal to one-month LIBOR plus 4.00%. The loan was made pursuant to a secured credit arrangement established pending completion of the secured credit arrangement provided for in the above-referenced letter of intent, and the maturity date of September 21, 2007 may be extended at the option of the lender to August 21, 2008, or any earlier date on which it disburses replacement financing. We used the proceeds of the loan to address margin calls and financing maturities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 21, 2007, we and certain of our affiliates entered into the interim agreements and instruments attached as exhibits to this filing with or in favor of Arco Capital Corporation Ltd., the party with whom we recently entered into a letter of intent outlining transactions intended to address our liquidity issues that arose due to unanticipated disruptions in mortgage credit markets. Under those agreements and instruments, we received a loan of approximately $18.25 million having a maturity of one month and an annual interest rate equal to one-month LIBOR plus 4.00%. The loan was made pursuant to a secured credit arrangement established pending completion of the secured credit arrangement provided for in the above-referenced letter of intent, and the maturity date of September 21, 2007 may be extended at the option of the lender to August 21, 2008, or any earlier date on which it disburses replacement financing. We used the proceeds of the loan to address margin calls and financing maturities.

Under the terms of the interim agreements and instruments attached as exhibits to this filing, the loan may be declared to be immediately due and payable for failure to pay interest or principal when due, for failure to perform or observe any covenant or other obligation and upon the occurrence of certain bankruptcy or insolvency events, among other things. Repayment of the loan is collateralized by a security interest in property owned by us or certain of our affiliates, and the loan is guaranteed by certain of our affiliates. For more information regarding the terms of the loan, see the interim agreements and instruments attached as exhibits to this filing, which are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description

10.1 Credit Agreement dated as of August 21, 2007 between Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

10.2 Security and Pledge Agreement dated as of August 21, 2007 among Luminent Mortgage Capital, inc., The Subsidiaries of the Borrower Parties thereto and Arco Capital Corporation, Ltd.

10.3 Subsidiary Guarantee Agreement dated as of August 21, 2007 among the subsidiaries listed on Schedule I thereto of Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

August 27, 2007	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of August 21, 2007 between Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.
10.2	Subsidiary Guarantee Agreement dated as of August 21, 2007 among the subsidiaries listed on Schedule I thereto of Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.
10.3	Subsidiary Guarantee Agreement dated as of August 21, 2007 among the subsidiaries listed on Schedule I thereto of Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.